US Securities and Exchange Commission
                      Washington, DC 20549



                            Form 8-K
                         Current Report

               Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934



Date of  Report (Date of earliest event reported): October 17,1997






                     CONECTISYS CORPORATION
     (Exact name of registrant as specified in its charter)
Colorado                            33-3560D           84-1017107
(State or other jurisdiction       (Commission               (IRS
Employer
   of incorporation)                File Number)
Identification No.)



                        7260 SPIGNO PLACE
                AGUA DULCE, CALIFORNIA                        91350
               (Address of principal executive offices)     (Zip Code)



Registrant's telephone number, including area code: (805) 268-0305









Form 8-K: Dated: December 17, 1996
CONECTISYS CORPORATION
Commission File #33-3560D


Item 5 - Other Events

Los Angeles, California - The Board of Directors of Conectisys Corporation (OTCBB: CNES) announced a sale of its common shares, under Regulation S to Mandarin Overseas Investment Co. LTD., Hong Kong, in an offshore transaction, as defined Under Rule 902 of the Securities Act of 1933. The aggregate sales price was $ 250,000 US Dollars for 1,333,334 Shares of common stock.

Dated: December 17, 1997               /S/ Robert A. Spigno
                                      ROBERT A. SPIGNO, President